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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
CCC Information Services Group Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-93544) of White River Corporation of our report dated January 22, 1997 relating to the consolidated financial statements of CCC Information Services Group Inc. (a subsidiary of White River Corporation) and its Subsidiaries which report appears on page F-33 of White River Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP
Chicago, Illinois
March 25, 1997